Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

SENIOR SECURED NOTE

[$4,500,000](1)	New York, New York
Issue Date: April 21, 2005	Stated Maturity: April 21, 2007

FOR VALUE RECEIVED, GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation and LARK TECHNOLOGIES, INC., a Delaware corporation (each, a “Borrower” and collectively, the “Co-Borrowers”), hereby jointly and severally promise to pay to the order of [XMARK OPPORTUNITY FUND, L.P., a Delaware limited partnership][XMARK OPPORTUNITY FUND, LTD., a Cayman Islands exempt company][XMARK JV INVESTMENT PARTNERS, LLC, a Delaware limited liability company] (together with its successors and assigns, the “Holder”), at its office located at 301 Tresser Boulevard, Suite 1320, Stamford, Connecticut 06901, or at such other location as the Holder may otherwise direct in writing, the principal amount of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS and 00/100 ($4,500,000) in lawful money of the United States, together with interest thereon calculated from the date hereof and payable in accordance with the provisions of this promissory note (this “Note”).

Article 1.                                            Purchase Agreement.  This Note is the Senior Secured Note due 2007 of the Co-Borrowers referred to in that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), of even date herewith, by and between the Holder, [insert name of other Xmark purchasing entities] and the Co-Borrowers.  This Note is subject to the terms and conditions of the Purchase Agreement (which is incorporated by reference herein), and capitalized terms not expressly defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

Article 2.                                            Maturity.  The entire unpaid principal amount of the Note and any accrued and unpaid interest thereon shall be due and payable on the second anniversary of the Issue Date, i.e., April 21, 2007, unless such amounts become due and payable earlier upon acceleration or otherwise in accordance with the terms of the Purchase Agreement.

Article 3.                                            Secured Obligation.  This Note is secured by the Collateral (as defined in the Security Documents).  The Security Documents grant the Holder certain rights with respect to the Collateral upon the occurrence of an Event of Default.

Article 4.                                            Maximum Interest.  Anything contained in this Note or the Purchase Agreement to the contrary notwithstanding, the Holder does not intend to charge, and the Co-Borrowers shall not be required to pay, interest or other charges in excess of a maximum rate of

(1)  Aggregate principal amount to be allocated between the three Xmark entities.

ten percent (10%) per annum over the interest rate otherwise provided for in the Purchase Agreement.  Any payments in excess of such maximum rate shall be refunded to the Co-Borrowers or credited against principal hereunder at the election of the Holder.

Article 5.                                            Waiver of Presentment, Demand and Dishonor.

5.1                                 Each of the Co-Borrowers hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Note, and waives and renounces all rights to the benefit of any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the U.S. Bankruptcy Code (or similar state laws affecting creditors’ rights and any successors thereto), both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

5.2                                 No failure on the part of the Holder to exercise any right or remedy hereunder with respect to one or more of the Co-Borrowers, whether before or after the happening of a Default or an Event of Default, shall constitute a waiver of any future Default or Event of Default or of any other Default or Event of Default.  No failure to accelerate the debt of the Co-Borrowers evidenced hereby by reason of a Default or an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and each of the Co-Borrowers hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

Article 6.                                            Amendment; Waiver.  Subject to the terms of the Purchase Agreement, no modification, alteration, waiver or change of any of the provisions hereof shall be effective unless in writing and signed by the Co-Borrowers and the Holder and, then, only to the extent set forth in such writing.

Article 7.                                            Governing Law; Consent to Jurisdiction.  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.  Each of the Co-Borrowers and, by accepting this Note, the Holder hereby (a) irrevocably consents and submits to the non-exclusive jurisdiction of the state and federal courts located in the State of New York in connection with any suit, action or other proceeding directly or indirectly arising out of or relating to this Note, and (b) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

Article 8.                                            No Jury Trial.  Each of the Co-Borrowers acknowledges and agrees that any controversy which may arise under this Note is likely to involve complicated and difficult issues.  ACCORDINGLY, EACH OF THE CO-BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY AND

UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE.  Each of the Co-Borrowers certifies and acknowledges that (i) it has not represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it has considered the implications of this waiver, and (iii) the Holder has been induced to accept this Note by, among other things, the waivers and certifications in this Article 8.

Article 9.                                            Assignment.  This Note shall be binding upon each of the Co-Borrowers, its successors and its assigns, and shall inure to the benefit of Holder, its successors and its assigns.

Article 10.                                     Joint and Several.  Each of the Co-Borrowers hereby agrees that the obligations of the Co-Borrowers hereunder are joint and several as between them and their respective successors and assigns.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the Co-Borrowers has executed and delivered this Senior Secured Note as of the date first set forth above.

GENAISSANCE PHARMACEUTICALS, INC.

By:
Name:
Title:

LARK TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to Senior Secured Note]